Consent of Independent Public Accountants





As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the USF Employees' 401K Retirement Plan's previously filed Registration Statement File No. 33-57634 dated January 28, 1993.



/s/ Arthur Andersen LLP
Arthur Andersen LLP
Chicago, Illinois
June 23, 2000